EXHIBIT 3.3


                           KATTEN MUCHIN ROSENMAN LLP
                               575 MADISON AVENUE
                                NEW YORK NY 10022

                                  April 4, 2006

Van Kampen Unit Trusts, Taxable Income Series 94
c/o The Bank of New York, As Trustee
2 Hanson Place
12th Floor
Brooklyn, NY 11217

Ladies and Gentlemen:

     We have acted as counsel for The Bank of New York, as trustee (the "Trustee") for the Van Kampen Unit Trusts, Taxable Income Series 94 (the "Fund"), for purposes of determining the applicability of certain New York taxes under the circumstances hereinafter described. The Fund will consist of Insured Income Trust, Series 139, a unit investment trust (the "Trust").

     The Fund is being formed pursuant to a Trust Agreement (the "Indenture"), dated as of the date hereof (the "Date of Deposit"), among Van Kampen Funds Inc., as depositor (the "Depositor"), Van Kampen Asset Management, as supervisor for the Trust (the "Supervisory Servicer"), Standard & Poor's Securities Evaluations, Inc., as evaluator, and the Trustee. (All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.) The objectives of the Trust are as described in the prospectus relating to the Fund being filed on or about the date hereof as an amendment to the registration statement (File 333-129592) heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (respectively, the "Prospectus" and the "Registration Statement").

     The assets of the Trust will consist of a portfolio of taxable debt obligations (the "Securities") as more fully set forth in the Indenture and the Prospectus. On the Date of Deposit, the Depositor will deposit with the Trustee with respect to the Trust, the Securities and/or contracts and cash for the purchase of the Securities together with an irrevocable letter of credit in the amount required for the purchases as more fully set forth in the Prospectus. Upon receipt thereof, the Trustee will deliver to the Depositor a registered certificate for the total number of units of the Trust ("Units") representing the entire capital of the Trust as more fully set forth in the Prospectus.

     The Trustee did not participate in the selection of the Securities to be deposited in the Trust. The duties of the Trustee, which are ministerial in nature, will consist primarily of crediting the appropriate accounts with cash dividends and the proceeds from the disposition of Securities held by the Trust, as well as the proceeds of U.S. Treasury obligations (if any) on maturity, and distributing such cash dividends and proceeds to the Unit holders. The Trustee will also maintain records of the registered holders of Units in the Fund and administer the redemption of Units by such holders, and may also perform certain administrative functions with respect to a certain reinvestment option.

     Generally, Securities held in the Trust may be removed therefrom by the Trustee only at the direction of the Depositor upon the occurrence of certain specified events, such as a default by an issuer. Prior to the termination of the Fund, the Trustee also is empowered to sell Securities designated by the Supervisory Servicer but only for the purpose of redeeming Units and paying expenses for which funds are not otherwise available.

     As special counsel for the Trust, we have examined such pertinent records, documents and matters of law as we have deemed necessary, including, but not limited to, the Indenture, the Prospectus and the Closing Memorandum dated the date hereof (the "Closing Memorandum"), which includes certain representations by the Depositor and the Trustee with respect to which representations we have no independent knowledge and have done no independent investigation, but as to which we have no reason to believe that they are incorrect. Such representations include, without limitation, that: the Trust will acquire and hold the Securities solely for the account of the Unit holders; the activities of the Trust will consist of the investment of funds in the Securities, the collection of the income and proceeds from such investments, and the incidental replacement of Securities and reinvestment of proceeds under limited and specified circumstances; and the Trust has not and will not (A) establish an office, (B) hire employees, or (C) conduct any acts not permitted by the Indenture.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that each of the parties to each of the documents has and will fully comply with all of its obligations thereunder without amendment or waiver, that there are no, and will not be any, arrangements, understandings or agreements among any of the parties other than those expressly set forth in the transaction documents, and that the parties to the transaction documents and the Unit holders, respectively, will report the tax consequences of the transactions described or referenced herein consistent with our conclusions set forth below.

     By letter dated today, Chapman and Cutler LLP, counsel for the Depositor, has rendered its opinion concerning certain matters of federal income tax law relating to the Trust and the Unit holders (the "Federal Income Tax Opinion"), including that the Trust will be governed by the provisions of subpart E of subchapter J (relating to trusts) of the Internal Revenue Code of 1986, as amended.

     Based upon the Federal Income Tax Opinion, upon which we expressly rely, and existing laws of the State of New York and The City of New York, administrative interpretations thereof and court decisions as of the date hereof, assuming the accuracy of the representations set forth in the Closing Memorandum and the assumptions set forth herein on the date hereof as well as the continuing accuracy of such representations and assumptions, and subject to the assumptions and limitations set forth in the Federal Income Tax Opinion, we are of the opinion that: (i) the Trust will not be subject to the New York State franchise tax imposed by Article 9-A of the New York State Tax Law; (ii) the Trust will not be subject to the New York State personal income tax imposed by
Article 22 of the New York State Tax Law; (iii) the Trust will not be subject to the unincorporated business tax imposed by Section 11-503 of the Administrative Code of The City of New York (the "Administrative Code"); (iv) the Trust will not be subject to the general corporation tax imposed by The City of New York under Section 11-603 of the Administrative Code; (v) the Trust will not be subject to the personal income tax imposed by The City of New York under Section 11-1701 of the Administrative Code; (vi) for purposes of the personal income tax imposed by New York State and The City of New York, respectively, the income of the Trust will pass through to Unit holders; and (vii) for purposes of the New York State personal income tax imposed by Article 22 of the New York State Tax Law, income of the Trust passed through to a nonresident Unit holder will not be treated as New York-source income provided such holder's units are not property employed in a business, trade, profession or occupation carried on in New York.

     You should be aware that no definitive judicial or administrative authority exists relating to certain of the matters addressed above, no ruling has been sought from any taxing authority of the State of New York or The City of New York and our opinion is not binding on any such taxing authority or the courts. Our opinion represents our legal judgment based upon our review of the law and the facts that we deemed relevant to rendering such opinion, but our opinion is not a guarantee of a result. Any change in applicable laws or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the continuing validity of the conclusions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     No opinion is expressed herein regarding the federal income tax aspects or any other state or local tax aspects of the Trust, the Securities or the Units. No opinion is expressed with respect to the taxation of the Trust, the Securities or the Unit holders under any provisions of New York State or New York City tax law except for the conclusions set forth above.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement relating to the Units and to the use of our name and the reference to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                                               Very truly yours,

                                                      KATTEN MUCHIN ROSENMAN LLP

                                               By /s/ Katten Muchin Rosenman LLP
                                                  ------------------------------
                                                                       A Partner